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                                                            EXHIBIT 99.3


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                       CSX TRADE RECEIVABLES CORPORATION,
                                     BUYER,

                                      AND

                           CSX TRANSPORTATION, INC.,
                                    SELLER,
                           -------------------------

                                AMENDMENT NO. 3

                            dated as of May __, 1998

                           -------------------------
                                  Amending the

                           RECEIVABLES SALE AGREEMENT



                         Dated as of December 18, 1992


                       Among CSX Transportation, Inc. and
                       CSX Trade Receivables Corporation


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     AMENDMENT NO. 1 ("Amendment"), dated as of the ____ day of May, 1998, to the Receivables Sale Agreement (the "Agreement"), dated as of December 18, 1992, by and among CSX Trade Receivables Corporation, a Delaware corporation (the "Buyer") and CSX Transportation, Inc., a Virginia corporation (the "Seller").

     WHEREAS, the Buyer and the Seller wish to amend the Agreement on the terms and conditions set forth herein; and

     WHEREAS, Section 6.01 of the Agreement permits the Seller and the Buyer to amend the Agreement without the consent of any Investor Certificateholder, any Purchaser or any Purchaser Agent, provided that such amendment shall not adversely affect the interests of any Investor Certificateholder or Purchaser or otherwise have an Adverse Effect.

     NOW THEREFORE, the Buyer and the Seller hereby agree as follows:


I.  Amendments
--------------

          The following articles and sections of the Agreement are hereby amended as listed:

          Section 2.01(b):
          ---------------

          The following parenthetical shall be added after the word "Receivable" and after the words "responsible for any obligation" in the last sentence of Section 2.01(b):

               (other than any obligation or liability arising under a Receivable itself)

          Section 2.05(f)
          ---------------

          The words ""Defaulted Receivables", "Monitored Receivables" or "Overconcentrations"" in Section 2.05(g) shall be deleted and replaced with the following:

               ""Defaulted Receivables" or "Overconcentrations""

          Section 2.05(g)
          ---------------

          The following parenthetical shall be added to the end of Section 2.05(g):

               (without reference to clauses (k) and (l) of the definition thereof, and with respect to clauses (n), (o), (p), and (q), the word "Trust" shall be deemed to be replaced by the phrase "CSX Trade Receivables Corporation")

          Article V
          ---------

          Article V shall be amended to add the following language:

               The Buyer shall cease purchasing Purchased Assets from the Seller if there shall have been filed against the Seller or the Buyer either
          (A) a
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          notice of federal tax Lien from the Internal Revenue Service or (B) a notice of Lien from the Pension Benefit Guaranty Corporation under
          Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which either of such sections applies, in each case, for so long as any such Lien remains in place. In addition, the Seller shall have the right to cease selling Purchased Assets to the Buyer hereunder if the Buyer fails to pay the purchase price of any Purchased Assets on any Distribution Date.

II.  Effective Date of Amendments
---------------------------------

          This Amendment shall be effective as of May __, 1998.

III.  Miscellaneous
-------------------

          (a) Upon the effectiveness hereof, on and after the date hereof, each reference in the Agreement to the "Receivables Sale Agreement, "this Agreement", "hereof," "herein," or "hereunder" or words of like import referring to the Agreement, and each reference in any other agreement to "Receivables Sale Agreement," "thereunder," "therein," or "thereof" or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

          (b) Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party hereto under the Agreement, or constitute a waiver of any provision of any other agreement.

          Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

          This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.
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          IN WITNESS WHEREOF, we have set our hands as of the ____ day of May,
1998.


                                 CSX TRADE RECEIVABLES
                                 CORPORATION, as Buyer


                                 by

                                 ------------------------------------
                                 Title:


                                 CSX TRANSPORTATION, INC., as Seller


                                 by

                                 ------------------------------------
                                 Title: